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          Exhibit 10a -  Signet Bank letter, dated May 13, 1994,
                    re: Credit Facilities to AAI - Page 12


                             [Letterhead of SIGNET BANK]


                                             May 13, 1994

          BY HAND DELIVERY

          Mr. Richard R. Erkeneff
          President
          AAI Corporation
          P. O. Box 126
          Hunt Valley, Maryland  21030

                  Re: Signet Bank/Maryland Credit Facilities to AAI

          Dear Mr. Erkeneff:

               By letter to Paul Michaud dated April 4, 1994, the undersigned memorialized previous conversations held with Mr. Michaud pursuant to which AAI was advised that the availability of additional credit under our Amended and Restated Loan Agreement dated as of August 11, 1992, as amended (the "Loan Agreement") would terminate on April 30, 1994, and that all outstanding "Obligations" (as defined in the Loan Agreement) would be due and payable on such date. As of April 30, the obligations of AAI to Signet Bank had not been satisfied, and AAI has requested Signet Bank to continue extending credit under the Loan Agreement in order to provide sufficient additional time to arrange for replacement financing.

               The purpose of this letter is to advise you of the terms under which Signet Bank is willing to extend additional credit to AAI under the Loan Agreement. Capitalized terms used in this letter without definition which are defined in the Loan Agreement shall have the same meanings assigned to such terms in the Loan Agreement.

               The Lender hereby consents to an extension of the Termination Date to August 20, 1994 (the "Termination Date"), upon the following terms and conditions:

               1. From and after the date hereof, the Maximum Loan Amount shall be $7,500,000.00 minus the face amount of all issued and outstanding Letters of Credit; provided, however, that for purposes of determining whether the Maximum Loan Amount has been exceeded, Letter of Credit S1881 and Letter of Credit S1764 (the "Excluded Letters of Credit") shall be excluded.

               2. From and after the date hereof, the Maximum Letter of Credit Facility Amount shall be equal to the amount available to be drawn as of the date of this letter under the currently outstanding Letters of Credit (other than the Excluded Letters of Credit).

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               3.   On or before May 20, 1994, pursuant to written
          agreements in form and substance satisfactory to the Lender (a) the Borrower shall grant to the Lender a first priority security interest in all accounts receivable of the Borrower, and (b) UIC shall grant to the Lender a first priority security interest in a certain note receivable with a current outstanding principal balance of $8,540,000.00 which is further described in footnote 4 to the consolidated financial statements of UIC in the 1993 Annual Report of UIC, together with all rights of UIC under any and all letters of credit and other collateral securing the repayment thereof. The foregoing security interests to be granted to the Lender shall be subject only to the rights of Principal Mutual Life Insurance Company, The Travelers Insurance Company and The Travelers Indemnity Company of Rhode Island (collectively, the "Creditor") under the Inter-Creditor Agreement dated August 11, 1992, by and among the Lender, the Creditor, the Borrower and UIC. The Borrower and UIC shall execute and deliver to the Lender upon the Lender's demand such security agreements, financing statements and other documents and instruments as the Lender may reasonably require in order to establish and perfect the aforementioned security interest.

               4. The Borrower shall pay to the Lender, concurrently with its acceptance hereof, an extension fee in the amount of $75,000.00 (the "Extension Fee"); provided, however, that the Borrower shall be entitled to a rebate of such Fee in the event that all outstanding obligations are satisfied more than thirty days prior to the Termination Date. The amount rebated to the Borrower shall equal (a) $50,000.00 if the Obligations are satisfied more than sixty days prior to the Termination Date, and
          (b) $25,000.00 if the Obligations are satisfied more than thirty (but less than sixty-one) days prior to the Termination Date.
          The Obligations of the Borrower with respect to outstanding Letters of Credit shall not be deemed satisfied unless (i) replacement letters of credit have been issued by another institution with the result that the Letters of Credit shall have been terminated and all of the Lender's obligations thereunder discharged, or (ii) the Lender shall have been provided, pursuant to a written agreement or agreements satisfactory to the Lender and with the concurrence of the Creditor, cash collateral for such obligations in an amount not less than the maximum potential reimbursement an other obligations of the Borrower in connection with such Letter of Credit.

               5. Each Letter of Credit currently outstanding or issued after the Borrower's acceptance hereof shall be subject to the requirement that if it is to extend beyond the Termination Date, on or before such Termination Date the Borrower shall (a) have arranged for the issuance of a replacement letter of credit by another institution with the result that such Letter of Credit shall be terminated and all of the Lender's obligations thereunder discharged, or (b) have provided, pursuant to a written agreement or agreements satisfactory to the Lender and with the concurrence of the Creditor, cash collateral in form and substance satisfactory to the Lender in an amount not less than the maximum potential reimbursement and other obligations of the Borrower in connection with such Letter of Credit. The requirements of this Paragraph 5 are consistent with the terms and conditions of our letter agreement dated August 2, 1993.
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               6.   The Borrower shall pay on the demand of the Lender all
          expenses paid or incurred by the Lender (including the fees and expenses of its counsel) in connection with (a) the preparation and negotiation of this letter agreement and all other documents and agreements referred to herein, and (b) all future matters arising in connection with the Lender's credit extensions to the Borrower.

               Until the terms under which the Lender is willing to extend credit to the Borrower have been agreed upon, no additional credit will be extended to the Borrower. The offer contained in this letter shall expire on May 16, 1994 unless previously accepted by the Borrower and UIC. Acceptance shall be indicated by the Borrower and UIC signing this letter in the space provided below, and returning this letter, together with payment of the Extension Fee, to the Lender. An additional copy of this letter is also enclosed for your records.

               In the event the Borrower does not find the proposed terms of extension as described above to be acceptable, the Borrower should arrange for the satisfaction of the outstanding Obligations (including, without limitation, the satisfaction of the outstanding Letters of Credit on the terms outlined in this letter) on or before May 16, 1994.

               Please call (332-5144) if you should have any further questions or comments concerning this matter.

                                             Yours truly,

                                             /S/ David A. Bauereis

                                             David A. Bauereis
                                             Vice President

          96/nea

          Enclosure

          cc:  Mr. Paul J. Michaud
               Kevin G. Gralley, Esquire

          ACCEPTED AND AGREED THIS ____
          DAY OF MAY, 1994

          AAI CORPORATION
          AAI ENGINEERING SUPPORT, INC.
          AAI MANUFACTURING ASSEMBLY, INC.
          AAI SYSTEMS MANAGEMENT, IN.
          AAI MEDICAL CORPORATION
          SETI, INC.
          AAI/ACL TECHNOLOGIES, INC.
          AAI MICROFLITE SIMULATION INTERNATIONAL CORPORATION

          By:     /s/ Richard Ray Erkeneff
             Name: RICHARD RAY ERKENEFF
             Title:President & CEO AAI

          UNITED INDUSTRIAL CORPORATION

          By:   /s/ Howard M. Bloch
              Name: HOWARD M. BLOCH
              Title:Vice President -Treasurer